As filed with the Securities and Exchange Commission on May 8, 2013
Registration No. 333-165406

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	5961	27-1668227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7825 Fay Avenue, Suite 200
La Jolla, CA 92037
888-530-3738
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Irwin
Chief Executive Officer
7825 Fay Avenue, Suite 200
La Jolla, CA 92037
888-530-3738
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Gary L. Blum
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
(213) 381-7450

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To be Registered	Amount To Be Registered (3)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, $0.00001 par value (1)	50,000,000	$0.01	$500,000	$68.20

(1) These shares are being registered pursuant to a Securities Purchase Agreement and in accordance with a Registration Rights Agreement, each dated September 15, 2011, between Frozen Food Gift Group, Inc., and Tangiers Investors, LP (“Tangiers”).

(2) Estimated in accordance with Rule 457(o) of the Securities Act for the sole purpose of calculating the registration fee.

(3) Represents the registration for resale by the selling stockholder listed in the table at page 16 of this prospectus (the “selling stockholder”) of shares of the Company’s common stock issuable to the selling stockholder pursuant to the Securities Purchase Agreement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2013

PROSPECTUS

FROZEN FOOD GIFT GROUP, INC.

50,000,000 Shares of Common Stock

This prospectus relates to the resale of 50,000,000 shares of Frozen Food Gift Group, Inc. common stock, par value of $0.00001, by certain individuals and entities who beneficially own shares of our common stock. We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. However, the Company will receive proceeds from the sale of our common stock under the Securities Purchase Agreement which was entered into between the Company and Tangiers Investors, LP (“Tangiers”), the selling stockholder. We have agreed to allow Tangiers to retain 5.0% of the proceeds raised under the Securities Purchase Agreement, which is more fully described below.

The shares of our common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “FROZ.” These prices will fluctuate based on the demand for the shares of our common stock.

Tangiers, a selling stockholder under this registration statement, intends to sell up to 50,000,000 shares of our common stock which will be issued to Tangiers so that we may receive financing pursuant to the Securities Purchase Agreement. As of April 30, 2013, the shares of common stock to be issued pursuant to advances under the Securities Purchase Agreement upon issuance would equal approximately 39% of our outstanding common stock.

With the exception of Tangiers, who is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of our common stock by the selling stockholder will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” HEREIN TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is _________, 2013

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction in which the offer or sale is not permitted. The reader should assume that the information contained in this prospectus is accurate as of the date on the cover page of this prospectus only. Our business, financial condition, results of operations, and prospectus may have changed since that date.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of their respective dates. The Company's business, financial condition, results of operations and prospects may have changed since such dates.

Unless otherwise indicated or unless the context requires otherwise, references to “the Company”, “we”, “our”, “ours” and “us” refer to Frozen Food Gift Group, Inc.. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read or obtain a copy of these reports at the SEC, public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered by the selling stockholder pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements before making an investment decision.

Corporate Background and Business

Frozen Food Gift Group, Inc. is a Delaware corporation which was formed in January 2009. The Company is engaged in two businesses: it operates as an e-commerce retailer under the name “SendaScoop”, and it operates a refrigeration equipment company through a wholly owned subsidiary (Miami Ice Machine Company, “MIMCO”).

SendaScoop is an e-commerce retailer that sells and ships frozen desserts, ice cream, and associated food products throughout the US to both consumer and business customers. The products are typically purchased as mail order gifts. Common purchase occasions include birthdays, holidays and thank you gifts. Orders can be placed twenty-four hours a day through the company’s online store.

Miami Ice Machine Company is a provider of refrigeration equipment including ice machines, walk-in refrigerators and freezers. The Company has been operating since 1961 and is based in Miami, Florida.

Risks Related to Our Business

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors”, which begins on page 12 of this prospectus.

Information Regarding our Capitalization

As April 30, 2013, the Company had 146,617,612 shares of common stock issued and outstanding. This amount includes the following securities:

●
On February 16, 2012, the Company privately issued a total of 9,118,108 restricted shares of its common stock to Tangiers in exchange for the sum of $50,000 ($0.0055/share). These shares represented 7.5% of the Company’s outstanding capital stock, calculated after the issuance. As a part of this transaction, the Company agreed to provide anti-dilution protection to Tangiers over a five year term, whereby if and when the Company issues additional shares during the five year term, it will concurrently issue additional restricted shares of common stock to Tangiers, such that the initial shares purchased and all additional shares issued to Tangiers over the five year term will in the aggregate continue to equal 7.5% of the Company’s outstanding common stock. Tangiers is not required to make further payment of consideration in connection with any issuances of such additional shares.

As part of this transaction the Company agreed to use its best efforts to create a class of Series A Convertible Preferred Stock (“Preferred Series A”) which would allow the holder to convert its Preferred Series A shares into restricted common stock of the Company. As well, the holders of Preferred Series A would have a liquidation preference of $0.0055 per share. Once created, Tangiers has the right to convert its common shares received pursuant to the above transaction into the Preferred Series A, on a one share for one share basis. The Preferred Series A class of shares has not yet been created.

●
On April 30, 2012, the Company privately issued a total of 3,050,000 shares of restricted shares of its common stock to Tangiers in exchange for the sum of $75,000 ($0.0245/share). These shares represented 2.0% of the Company’s then outstanding capital stock, calculated after the issuance. As a part of this transaction, the Company agreed to provide anti-dilution protection to Tangiers over a five year term, whereby if and when the Company issues additional shares over the five year term, it will concurrently issued additional restricted shares of common stock to Tangiers, such that the initial shares purchased and all additional shares issued to Tangiers over the five year term will in the aggregate continue to equal 2.0% of the Company’s outstanding common stock. Tangiers is not required to make further payment of consideration in connection with any issuances of such additional shares.

As part of this transaction the Company also entered into a consulting agreement with Tangiers (the “Tangiers Consulting Agreement”) for business consulting, market and financial advice. The Tangiers Consulting Agreement has a term that is the lesser of five years, or whenever Tangiers has earned $200,000 under the Tangiers Consulting Agreement.

The following loans were outstanding as of December 31, 2012:

●
On various dates during the fiscal years ended December 31, 2009, and 2010 Matthew L. Schissler, our Chairman, made several loans to the Company. As of December 31, 2012, Mr. Schissler was owed $10,400. The loans bear no interest and are due on demand.

●
On various dates during the fiscal years ended December 31, 2009, 2010, 2011 and 2012 Jonathan F. Irwin, our Chief Executive Officer, made several loans to the Company. As of December 31, 2012, Mr. Irwin was owed $5,138. The loans bear no interest and are due on demand.

●
On December 15, 2009 we entered into an agreement whereby JMJ Financial agreed to loan the Company up to $250,000. The Company received $75,000 under this agreement, and this amount is due on December 15, 2013, including a one-time interest charge of 14.4%.

●
On July 1, 2011, the Company executed a promissory note with Tangiers Investors, LP for loans made to the Company in the amount of $100,290. The note bears no interest and came due on July 1, 2012. On June 5, 2012, the Company and Tangiers agreed to exchange the promissory note into a convertible note in the same amount that bears interest of 7% and is due on June 5, 2013. At any time prior to maturity, at the sole election of the holder, the note can be converted into shares of common stock of the Company at a rate equal to 50% of the lowest trading price during the ten trading days prior to the conversion notice, or .01.

●
On August 10, 2011 the Company borrowed $25,000 and on September 15, 2011 borrowed $10,000 from Paul Irwin, who is a family relation to our Chief Executive Officer. The loans bear interest at 17% and are due on August 15, 2013, with a current principal balance of $27,000. The loans require monthly interest payments and the principal to be paid when the loans come due. Interest expense for these notes in 2011 was $2,180, and $3,825 in 2012.

●
On November 7, 2012, the Company executed a convertible note with Brent Coetzee in the amount of $50,000. The note bears 10% interest and is due November 7, 2013. At any time prior to maturity, at the sole election of the holder, the note can be converted into shares of common stock of the Company at a rate equal to 70% of the lowest trading price during the twenty trading days prior to the conversion notice.

●
On November 21, 2012, the Company executed a convertible note with Jeffrey Saltzman in the amount of $33,000. The note bears 10% interest and is due November 21, 2013. At any time prior to maturity, at the sole election of the holder, the note can be converted into shares of common stock of the Company at a rate equal to 70% of the lowest trading price during the twenty trading days prior to the conversion notice.

●
On November 21, 2012, the Company executed a convertible note with Daniel Kaplan in the amount of $67,000. The note bears 10% interest and is due November 21, 2013. At any time prior to maturity, at the sole election of the holder, the note can be converted into shares of common stock of the Company at a rate equal to 70% of the lowest trading price during the twenty trading days prior to the conversion notice.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2012, the Company incurred a net loss of approximately $1,601,518. The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease normal operations.

Management has been able, thus far, to finance the losses and the growth of the business through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase what to date have been modest revenues within its core businesses.

Securities Being Registered

Pursuant to the terms of a Securities Purchase Agreement dated September 15, 2011, the Company is registering 50,000,000 shares of our common stock for sale by the selling security holder identified in the section of this prospectus titled “Selling Shareholder”. 50,000,000 shares of the Company’s common stock represents 34.1% of our current outstanding shares of 146,617,612 shares.

The commitment amount is $5,000,000. The amount of each advance is subject to a minimum advance amount of $5,000 and a maximum advance amount of $200,000, and we may not submit any advance within five trading days of a prior advance. The selling stockholder will purchase our shares of common stock at a 10% discount to the current market price; the purchase price of the shares purchased under the Securities Purchase Agreement will be equal to 90% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date.

Tangiers may sell at any given time the amount of shares advanced pursuant to the Securities Purchase Agreement. Given the minimum advance amount of $5,000 and the maximum advance amount of $200,000, using the market value of the Company’s shares as of May 8, 2013 of $.01, the minimum amount that can be sold by Tangiers is 500,000 shares and the maximum is 20,000,000 shares for any one advance.

The shares of common stock offered under this prospectus may be sold by the selling security holder on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the times and manner in which the shares of common stock offered under this prospectus may be offered and sold is provided in the sections of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from those sales. The registration of the shares of common stock offered under this prospectus does not necessarily mean that any of these shares will ultimately be offered or sold by the selling security holder.

Additional information regarding our issued and outstanding securities may be found in the section of this prospectus titled “Description of Securities.”

Summary Financial Information

In the table below, we provide you with summary financial data for our Company. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

		As at December 31, 2012	As at December 31, 2011
Statement of Operations Data
	Revenue	$3,406	$50,998
	Cost of Services	4,293	40,649
	Gross Profit	(887)	10,349
	Interest Expense	(244,227)	(8,141)
	Net Loss	(579,476)	(328,841)
	Basic and Diluted	(0.00)	(0.00)
Balance Sheet Data
	Current Assets	$122,533	$4,310
	Current Liabilities	1,115,163	925,911
	Stockholders’ Deficit	(1,312,534)	(919,438)

Corporate Information

Our principal executive offices are located at 7825 Fay Avenue, Suite 200, La Jolla, CA 92037, our telephone number is (888) 530-3738, and our company websites are located at www.SendaScoop.com and www.MiamiIceMachine.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks related to the Securities Purchase Agreement

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock.

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor. These discounted sales could also cause the price of our common stock to decline.

The Company may not receive any proceeds from the Securities Purchase Agreement.

There is no guarantee that an adequate market and demand for our stock will exist, which is required for the Company to receive proceeds from the sale of our stock under the Securities Purchase Agreement. Furthermore, there is a low likelihood that the market conditions will allow for the Company to receive the full amount of proceeds, in total, under the Securities Purchase Agreement. The likelihood exists that the Company may receive only a partial amount of the proceeds, and a possibility also exists that no proceeds will be received from the sale of our securities under the Securities Purchase Agreement. If the Company receives partial proceeds or no proceeds as a result of the registration of the Securities Purchase Agreement, it could damage the Company’s ability to pursue the execution of its business plan.

We may not be able to access sufficient funds under the Securities Purchase Agreement when needed.

Our ability to raise funds under the Securities Purchase Agreement is limited by a number of factors, including the fact that the maximum advance amount is limited to $200,000 as well as the fact that we are not permitted to submit any request for an advance within five trading days of a prior request. As such, although sufficient funds are made available to the Company under the Securities Purchase Agreement, such funds may not be readily available when needed by the Company.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it is unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price.

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement. As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Company is currently limited in its ability to access proceeds under the Securities Purchase Agreement.

The selling stockholder in this registration statement, Tangiers, currently owns 9.5% of the Company’s outstanding stock, and is limited to owning a maximum of 9.9% of our stock at any given time, which will impact the amount of proceeds to which the Company will have access under the Securities Purchase Agreement.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns and therefore limits our ability to obtain additional funding if necessary. If we do not obtain the necessary funds required to maintain the operations of the business and to settle our liabilities on a timely manner, the business will inevitably suffer.

Risks Related To Our Business

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2012, the Company incurred a net loss of approximately $1,601,518. The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan, and its success in raising additional capital over the next 12 months to finance the continued implementation of its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

If we are unable to obtain additional financing or generate revenue we will not have sufficient cash to continue operations.

We estimate we will need approximately $150,000 in additional capital infusion, in the form or debt or equity, or some combination, over the next 12 months. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed would limit our ability to continue our operations. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price, and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that we relinquish valuable rights.

We currently operate at a loss.

The Company is currently operating at a loss, and there is no assurance that the business development plans and strategies of the Company will ever be successful, or that the Company will ever be able to operate profitably. If we cannot operate profitably, shareholders could lose their entire investment. We cannot be certain that we will generate revenues in the next twelve months sufficient to support our operations and therefore may have to rely on the infusion of additional debt or equity financing, to the extent available. Whether such additional financing will be available, or available on commercially reasonable terms, is at this date uncertain.

 Our business and prospects are difficult to evaluate.

As a development stage company, our business and prospects are difficult to evaluate because we have minimal operating history and our business model is evolving. As a result, an investment in the Company should be considered a high-risk investment whereby you could lose your entire investment.

We face significant competition.

We face intense competition in the industries in which we operate from many companies with significantly greater resources than ours and vastly more experience. We have limited product sales and brand equity. Many of our competitors have significantly greater financial, technological, marketing and distribution resources than we do. Their greater capabilities in these areas enable them to better withstand periodic downturns in the industries, compete more effectively on the basis of price and production, and more quickly develop new products. In addition, new companies may enter the markets in which we compete, further increasing competition.

We could fail to retain our Chief Executive Officer, which could be detrimental to our operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Jonathan F. Irwin. We do not have an employment agreement with Mr. Irwin, nor do we carry key man insurance on his life. The loss of his services could materially harm our business because of the cost and time necessary to find his successor.

There is currently little liquidity in our common stock.

Our common stock is currently available for trading on the OTC Bulletin Board, but to date very limited trading has occurred. Due to this limited liquidity, our stockholders may be unable to sell their shares. Moreover, sales or purchases of relatively small blocks of common stock could have a significant impact on the price at which our common stock is traded. The trading price of our common stock could be affected by a number of factors, including events described in the Risk Factors set forth herein, as well as our operating results, financial condition, public announcements by us, general conditions in our industries, and other events or factors. In a volatile market, we may experience wide fluctuations in the market price of our common stock, and these fluctuations may have a negative effect on the market price of our common stock.

Our stock will likely be restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth (exclusive of principal residence) in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

ABOUT THIS OFFERING

This offering relates to the sale of our common stock by a selling stockholder, who intends to sell up to 50,000,000 shares of common stock, which are subject to issuance under the Securities Purchase Agreement, dated September 15, 2011.

The commitment amount of the Securities Purchase Agreement, dated September 15, 2011, is $5,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $4,950,000. We will need to register an undeterminable number of shares of our common stock in order to obtain the full $5,000,000 available to us under the Securities Purchase Agreement. We are only registering 50,000,000 shares of our common stock under this registration statement, which means we could be required to file another registration statement if we are unable to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 50,000,000 shares of our common stock registered under this registration statement, we will be able to receive approximately $500,000 in net proceeds provided our stock price is at $.01 per share.

There is a low likelihood that the market conditions will allow for the Company to receive the full amount of proceeds, in total, under the Securities Purchase Agreement. Furthermore, in being conservative with our projections and execution, the Company’s current business plan only calls for the need of a partial amount of the total proceeds available under the Securities Purchase Agreement. In that regard, both Tangiers and the Company believe it prudent to establish the total proceeds at the current number, as both Tangiers and the Company have no ability to predict possible changes in the industry, overall demand in the economy, inflation, the effects of quantitative easing, the devaluation of the U.S. dollar, specific demand for our products, price fluctuations of the commodities needed on an ongoing basis to make and distribute our products, price increases for the services and shipping need, continued increases of costs from regulations, continued increases in costs from public company regulators, commissions, depositories, broker dealers, compliance departments, legal, auditing and other forms of public company expenses.

Pursuant to the Securities Purchase Agreement, we may, at our discretion, periodically issue and sell to Tangiers shares of our common stock for a total purchase price of $5,000,000. The amount of each advance is subject to a maximum advance amount of $200,000, and we may not submit any advance within five trading days of a prior advance. Subject to various conditions specified therein, Tangiers is required to purchase any and all shares that the Company seeks to sell to it under the Securities Purchase Agreement.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying registration statement.

Under the terms of the Securities Purchase Agreement, Tangiers is prohibited from engaging in short sales of our stock. Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back and returned to the broker. Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of our common stock to be issued under the Securities Purchase Agreement. There are substantial risks to investors as a result of the issuance of shares of our common stock under the Securities Purchase Agreement. These risks include dilution of our shareholders, significant declines in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholder will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement at a 10% discount to thecurrent market price. The purchase price of the shares purchased under the Securities Purchase Agreement will be equal to 90% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date.

Pursuant to the Securities Purchase Agreement, we cannot draw more than $200,000 every five trading days.

The Securities Purchase Agreement limits our use of proceeds to general corporate purposes, including, without limitation, the payment of loans incurred by us. In no event can we use the net proceeds from the Securities Purchase Agreement for the payment (or loan to any such person for the payment) of any judgment, or other liability incurred by any executive officer, officer, director or employee of ours, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, or we have indemnified such person from liability. The Company has the ability to repay all convertible notes previously issued to Tangiers without recourse to funds to be received under the Securities Purchase Agreement; the amount of indebtedness will be reduced and relieved by the issuance of shares under this agreement.

We have chosen to pursue the Securities Purchase Agreement funding because it will, potentially, make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, including additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor.

DILUTION

The issuance of the 50,000,000 shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement, which would expose our existing stockholders to greater dilution.

PENNY STOCK CONSIDERATIONS

Our common stock will be a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDER

We agreed to register for resale 50,000,000 shares that we will put to Tangiers pursuant to the Securities Purchase Agreement. The Securities Purchase Agreement provides that Tangiers is committed to purchase up to $5,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Securities Purchase Agreement. We will not receive any proceeds from the sale of these shares of common stock offered by selling stockholder. However, we will receive proceeds from the sale of our Put Shares under the Securities Purchase Agreement. The proceeds will be used for working capital or general corporate purposes.

The following table details the name of the selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by the selling stockholder for resale under this prospectus. The table assumes that pursuant to the Securities Purchase Agreement, Tangiers will sell all 50,000,000 shares of our common stock registered pursuant to this prospectus from time to time in one or more offerings under this prospectus. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholder.

Selling Stockholder	Shares of Common Stock Owned Before this Offering	Shares of Common Stock Being Offered in this Offering (2)	Shares of Common Stock Owned Upon Completion of this Offering (2)	Percentage of Common Stock Outstanding Upon Completion of this Offering (1)(2)
Tangiers	12,168,108	50,000,000	62,793,108	9.9%

(1)
Applicable percentage of ownership is based on 146,617,612 shares of our common stock outstanding as of April 30, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations; percentage computation is for form purposes only.

(2)
Includes the 50,000,000 shares of our common stock, which could be acquired by Tangiers under the Securities Purchase Agreement, which, nonetheless, restricts Tangiers to owning no more than 9.9% of our common stock at any time.

Shares Acquired In Financing Transactions

Tangiers. Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers are held by its general partner, Tangiers Capital, LLC; the principals of both are Michael Sobeck and Robert Papiri. Tangiers Capital, LLC, makes the investment decisions on behalf of and controls Tangiers. No principals or representatives of Tangiers have held any position, office, or had any material relationship with the Company. Tangiers does not provide input on the overall strategy of the Company, the day to day direction of the Company, nor the governance of the Company.

Tangiers will acquire all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On September 15, 2011, we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement, we may, at our discretion, periodically sell to Tangiers shares of our common stock for a total purchase price of up to $5,000,000. Pursuant to the Securities Purchase Agreement, for each share of our common stock purchased thereunder, Tangiers will pay us 90% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five (5) consecutive trading days immediately following an advance notice date. Furthermore, Tangiers will retain a fee of 5% of each cash advance under the Securities Purchase Agreement.

There are certain risks related to sales by Tangiers, including:

●
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers will receive a greater number of shares. This could result in substantial dilution to the interests of other holders of common stock.

●
To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

●
The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by others. This could place further downward pressure on the price of our common stock.

DESCRIPTION OF BUSINESS

Overview

Frozen Food Gift Group, Inc. is a Delaware corporation which was formed in January 2009. The Company is engaged in two businesses: it operates an e-commerce retail business under the name “SendaScoop”, and it operates a commercial refrigeration equipment company through a wholly owned subsidiary (Miami Ice Machine Company, “MIMCO”) which was acquired in February 2013.

SendaScoop is an e-commerce retailer that sells and ships frozen desserts, ice cream, and associated food products throughout the US to both consumer and business customers. The products are typically purchased as mail order gifts. Common purchase occasions include birthdays, holidays and thank you gifts. Orders can be placed twenty-four hours a day through the company’s online store.

Miami Ice Machine Company is a provider of refrigeration equipment including ice machines, walk-in refrigerators and freezers with services including sale, leasing, service and repair. The Company has been operating since 1961 and in that time has manufactured and installed over 100,000 pieces of equipment. The Company is based in Miami, Florida, with a current service area of South Florida.

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2012, the Company incurred a net loss of approximately $1,601,518. The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs, which we estimate at $150,000. If we are unable to generate profits and to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock and the issuance of debt. The Company is continuing to attempt to increase what to date have been modest revenues within its core businesses.

Industry Background

SendaScoop

SendaScoop operates in the mail order food gift category. The Internet allows for easy entry into the industry through the use of an e-commerce website. The industry is fragmented and is composed of hundreds of competing companies of varying sizes from “mom-and-pops” to large national operators. The Internet has had a tremendous impact on the mail order food gift industry. Prior to the proliferation of the web, food gift companies carried large overhead due largely to the costs related to the printing and mailing of catalogs and also to retain a large customer service staff to process orders. We believe that the Internet allows small companies to effectively, successfully compete with much larger competitors.

Miami Ice Machine Company

MIMCO operates in the commercial refrigeration equipment industry. Although there are some large national companies in the marketplace, much of the industry is comprised of smaller local and regional companies such as MIMCO. The market for the company’s products is significant, as it is comprised of virtually any business that serves food or beverages.

Customers

SendaScoop

The Company sells its products to both consumer and business customers. Virtually every American is familiar with frozen desserts and ice cream, thus our potential customer base is widely spread among numerous demographic categories. Less well known is the ability to purchase ice cream products through the Internet and have them delivered to long-distance destinations on specified future dates.

Our products are ordered by consumers looking for a creative way to celebrate and recognize any number of occasions including birthdays, anniversaries and holidays. We further believe that our product can be attractive to business customers looking for a creative way to thank its customers, its employees, and for general workplace celebrations. To date or sales have been nominal, and over the last two years we have shipped ice cream to a total of 1,038 customers.

Miami Ice Machine Company

MIMCO’s customer base is comprised of approximately 300 companies in the South Florida region to include Dade, Broward, Palm Beach and Monroe counties. Ranging from nationally franchised businesses to single-location operators, among the Company’s customer base are restaurants, bars, convenience stores, colleges, hospitals and grocery stores. With a diverse customer base, MIMCO serves its customer’s needs in a variety of different industries, locations and applications.

Products

SendaScoop

Customers can choose from numerous options including ice cream cakes, ice cream sundae party boxes and ice cream cone party boxes. Our products’ prices range from $35.95 to $95.95. Each package contains all items required to enjoy the product such as spoons, plates, napkins, toppings and ice cream scoopers. We provide a complete “party in a box” with everything needed to celebrate any occasion or special event.

The product can also be customized in many ways. Customers can select from numerous options to customize and personalize their gift. With ice cream cakes, customers can choose the size of the cake, the ice cream flavors used in the cake, the writing on the cake and the color of the writing. Additionally, customers can provide a photograph to be placed on a cake and also include a personalized greeting card with their gift. With our ice cream sundae party boxes, customers can choose the number of sundaes, the flavors of ice cream, the sauces and toppings included in the package, and a personalized greeting card can be included. With our ice cream cone party boxes, customers can choose the number of cones, the type of cones, the flavors of ice cream, the toppings included in the package, and a personalized greeting card can be included.

Miami Ice Machine Company

The Company sells, leases and services MIMCO equipment and also repairs and services equipment from all ice machine manufacturers.

The Company offers a full product line of ice machines to accommodate the needs of customers of various sizes and ice production needs featuring two types of equipment: Cubed and Flaked ice machines.

MIMCO’s Cubed Ice Machine product line consists of a current total of 55 different models comprised of four models of Toppers, four models of Self-Contained Cubers, 25 models of Modular Cubers, and 22 models of Stackable Cubers.

MIMCO’s Flaked Ice Machine product line consists of a current total of 17 different models comprised of three models of Self-Contained Flakers and 14 models of Modular Flakers.

Marketing

SendaScoop

The Company’s marketing strategy is to implement a combination of targeted mass marketing techniques, if and when funding is available to do so. Our principal focus is web marketing, including website optimization, Search Engine Marketing and email marketing.

The Company will also market our products through traditional media channels such as direct mail and print advertising. Our marketing plan is designed to direct customers to our website and also receive inbound telephone calls from prospective customers. The website will be the main vehicle for converting sales.

We believe that U.S. consumers as a whole already have an awareness of our main product (ice cream), and thus our marketing mission is to spread awareness of our unique form of delivery and what we believe is its tremendous gifting appeal. A secondary marketing challenge is to market our products to people that are willing to spend a premium for our product compared to mail order gift items that offer lower price points, such as flowers.

Miami Ice Machine Company

With over 50 years of operation, the Company has a strong reputation in South Florida and our marketing strategies will seek to reinforce this among our target market. To accomplish this, we will utilize trade shows, special events, social media channels and various print media.

Further, we believe there is a significant opportunity to re-marketing other refrigeration equipment products and services to the Company’s existing customer base.

Competition

SendaScoop

There is significant competition in the food gift industry from both small and large companies. The use of the Internet allows for few barriers to entry in the industry. As a result, there are hundreds of mail order food gift companies that operate in the US. These companies offer a wide variety of products including fruit, meat, seafood, nuts, coffee, popcorn, desserts, cakes, cookies and chocolate.

The vast majority of competitors use the Internet as their sole channel of distribution, as with our Company, although several large national food gift companies combine their online stores with catalog mailings and traditional “brick and mortar” retail stores. Further, there are also franchised food gift competitors with both Internet and brick and mortar retail stores.

We know of four small competitors in the online ice cream market that operate similar businesses to ours at competitive pricing, and there may be more. We believe with proper financing, we can mount a successful campaign to drive business to our Internet site and expand our brand in this market.

Miami Ice Machine Company

The commercial refrigeration equipment industry is fragmented. Although there are several large national companies in the marketplace, much of the industry is comprised of smaller local and regional companies such as MIMCO.

There are approximately seven national operators that we consider to be competition to our Company, and approximately three local companies that operate in our trade area in South Florida that operate similar businesses at similar pricing. The fact that MIMCO has been in operation for 52 years is an important factor in allowing us to differentiate from our competition.

Suppliers

SendaScoop

The Company utilizes Global Specialty Products, Inc. (“Global”), of Orange, California, to handle operational functions including production, order processing, order customization, packaging and shipping. We operate on an open account basis with Global, and currently pay fixed prices for ice cream. We pay separately for shipping materials, and also pay a flat fulfillment fee per order shipped. If for any reason Global were unavailable to continue preparing and shipping our orders, there are many other ice cream manufacturers who would provide similar products and services at competitive prices.

Miami Ice Machine Company

The Company manufactures its own equipment but utilizes suppliers for various parts, including Hoshizaki Southeastern of Orlando, Florida; United Refrigeration of Dallas, Texas; Refricenter of Miami, Florida; and Gemaire Distributors of Atlanta, Georgia. We operate on an open account basis with each supplier, and if for any reason we choose to change suppliers, there are many other manufacturers who would provide similar products at competitive prices.

Regulatory

The Company’s industries are not regulated by any government agencies.

Trademarks And Patents

On Monday, August 17, 2009, we filed a U.S. federal trademark registration for SEND A SCOOP. The USPTO has granted us the SEND A SCOOP trademark serial number of 77805753. The current federal status of this trademark filing is registered. The SEND A SCOOP trademark is filed in the category of Staple Food Products, Transportation & Storage Services.

Properties

SendaScoop

Our principal office is located at 7825 Fay Avenue, Suite 200, La Jolla, CA 92037, in leased office facilities, under a month-to-month lease at $750 per month. Other facilities are readily available were we to lose these premises. The Company has no other properties.

Miami Ice Machine Company

Our principal office is located at 8781 SW 134th Street, Miami, Florida 33176, in leased office facilities, under a month-to-month lease at $1475.71 per month. Other facilities are readily available were we to lose these premises. The Company has no other properties.

Employees

SendaScoop

The Company currently has one full time employee, its Chief Executive Officer.

Miami Ice Machine Company

The Company currently has four employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in our financial statements and notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Summary and Outlook of the Business

The Company is engaged in two businesses: it operates an e-commerce retail business under the name “SendaScoop”, and it operates a commercial refrigeration equipment company through a wholly owned subsidiary (Miami Ice Machine Company, “MIMCO”) which was acquired in February 2013.

The Company was started in January 2009. For fiscal years ended December 31, 2012 and 2011, the Company had net losses of $579,476 and $357,090 respectively. To date management has been able to finance the business via private placements of its common stock and the issuance of debt. We plan to grow the Company’s customer base with an aggressive marketing plan targeted at both consumer and business customers, provided we are able to obtain the necessary capital to do so.

Revenues

Revenues for the year ended December 31, 2012, were $3,406 compared to $50,998 for the year ended December 31, 2011. The decline in revenue from 2011 to 2012 occurred because the Company needed to restrict the full execution of its business plan due to a lack of appropriate funding. If we are able to obtain additional capital, we believe we can begin to increase revenues by investing heavily in marketing to build brand awareness and generate new customers. We estimate that our future marketing and sales costs over the next 12 months will be $50,000, provided we are able to obtain the necessary capital to cover these expenditures.

Critical Accounting Policies

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period. Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock. There were no common stock equivalents at December 31, 2012.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Results of Operations for the Years Ended December 31, 2012 and 2011

Revenue. For the year ended December 31, 2012, revenues were $3,406 compared to $50,998 for the year ended December 31, 2011. The decline in revenue from 2011 to 2012 occurred because the Company needed to restrict the full execution of its business plan due to a lack of appropriate funding. If we are able to obtain additional capital, we plan to invest heavily in marketing and sales in order to build brand awareness and generate new customers. We estimate that our future marketing and sales costs will be $50,000 over the next 12 months, if we are able to obtain sufficient capital to support such an effort.

Gross Income. For the year ended December 31, 2012, gross income was $(887) compared to $10,349 for the year ended December 31, 2011. The decline in gross income from 2011 to 2012 occurred because the Company needed to restrict the full execution of its business plan due to a lack of funding, which decreased the Company’s revenue and gross income.

Expenses. For the year ended December 31, 2012, total expenses were $332,775 compared to $331,049 for the year ended December 31, 2011. Management believes expenses will increase in 2013 as the Company attempts to grow, primarily in personnel and marketing costs.

Net Loss. For the year ended December 31, 2012, the Company’s net loss was $333,662 compared to $320,700 for the year ended December 31, 2011. The losses are primarily related to personnel costs.

For the year ended December 31, 2012, the Company’s accumulated deficit was $1,601,518 compared to $1,022,042 for the year ended December 31, 2011.

Financial Condition, Liquidity and Capital Resources

The Company is currently illiquid. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, as well as successful implementation of its business plan which contemplates increasing revenues significantly. Since its inception, the Company has been funded by its Chairman, Chief Executive Officer, Board members and persons related to or acquainted with these. To remedy the current deficiency in our liquidity position, we plan to raise additional capital through additional private equity offerings, strategic agreements with partner companies, and private debt placement. Whether we will be successful in obtaining additional capital, or obtaining such capital on commercially reasonable terms, and whether we can significantly increase revenues, is uncertain.

As of December 31, 2012, total current assets were $124,796, which consisted of $24,851 of cash, $1,133 of prepaid expenses and $96,549 in loan receivables. As of December 31, 2011, total current assets were $6,473, which consisted of $540 in cash and $3,770 in prepaid expenses.

As of December 31, 2012, total current liabilities were $1,115,163, which consisted of $782,709 of accounts payable expenses, $45,000 in customer deposits and $287,454 of loan payable obligations. As of December 31, 2011, total current liabilities were $925,911, which consisted of $621,083 of accounts payable expenses, $45,000 of customer deposits, and $259,828 of loan payable obligations.

For the year ended December 31, 2012, net cash used by operating activities was $156,378 compared to $88,297 for the year ended December 31, 2011.

Cash flows from financing activities for the year ended December 31, 2012, were $180,689, which included $131,250 in proceeds from common stock issuances, $269,040 in proceeds from convertible notes payable issuances and $15,238 in capitalized derivative costs. Cash flows from financing activities for the year ended December 31, 2011, were $87,428 consisting of proceeds from shareholder loans and notes payable.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS).” This pronouncement was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for level three fair value measurements. This pronouncement is effective for reporting periods beginning on or after December 15, 2011. The adoption of ASU 2011-04 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In June 2011, the FASB issued guidance on the presentation of comprehensive income. This guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The guidance allows two presentation alternatives; present items of net income and other comprehensive income in (1) one continuous statement, referred to as the statement of comprehensive income, or (2) in two separate, but consecutive, statements of net income and other comprehensive income. This guidance is effective as of the beginning of a fiscal year that begins after December 15, 2011. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company is currently evaluating which presentation alternative it will utilize.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On various dates during the fiscal years ended December 31, 2009, and 2010 Matthew L. Schissler, our Chairman, made several loans to the Company. As of December 31, 2012, Mr. Schissler was owed $10,400. The loans bear no interest and are due on demand.

On various dates during the fiscal years ended December 31, 2009, 2010, 2011 and 2012 Jonathan F. Irwin, our Chief Executive Officer, made several loans to the Company. As of December 31, 2012, Mr. Irwin was owed $5,138. The loans bear no interest and are due on demand.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is available for trading on the OTC Bulletin Board, under the symbol FROZ. Our common shares commenced trading on the OTC Bulletin Board on May 17, 2012, and there was no public market for our shares prior to that date.

Currently there are no shares of common stock that are subject to outstanding options or warrants to purchase, or securities convertible into, common stock of the Company. 135,630,532 shares of Company common stock that are currently outstanding are restricted shares and eligible to be sold pursuant to Rule 144 of the Securities Act of 1933.

Holders

As of April 30, 2013, our common stock was held by approximately 104 shareholders of Frozen Food Gift Group, Inc. Our transfer agent is Issuer Direct Corporation, with offices at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, and their phone number is 919-481-4000. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

Dividends

We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the information indicated with respect to our compensation plans as of April 30, 2013, under which our common stock is authorized for issuance.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	N/A
Equity compensation plans not approved by security holders	N/A
Total

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Matthew L. Schissler	41	Chairman
John Berkeridge, Jr.	35	Director
Jonathan Irwin	42	Director, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer

Matthew L. Schissler is the Chairman of the Board and a founder of the Company. Mr. Schissler has served with the Company since its inception. He previously served as the Chairman of the Board and Chief Executive Officer of Cord Blood America, Inc., from January 2003 to May 2012. Cord Blood America is a public company listed on the Over-the-Counter-Bulletin Board. From April 2001 until January 2003, Mr. Schissler was the President and Chief Executive Officer of RainMakers International, an advertising agency that he founded. He earned a Bachelor of Arts in Biology from St. Mary’s College of Maryland in 1993. As a result of Mr. Schissler’s experience with public companies and management, the Board of Directors concluded that Mr. Schissler would be an excellent addition to the Board of Directors.

John J. Berkeridge, Jr. is employed by Penske Truck Leasing as an Executive National Account Manager, where he has worked since February 2000. Mr. Berkeridge has served as a director of the Company from November 2009 to the present. Mr. Berkeridge’s duties at Penske Truck Leasing include the management of corporate relationships of large companies with headquarters in the Mid-Atlantic region of the US, in addition to managing new business acquisition for national accounts in the same geographic footprint. As a result of Mr. Berkeridge’s sales and product marketing experience, the Board of Directors concluded that Mr. Berkeridge would be an excellent addition to the Board of Directors.

Jonathan F. Irwin is the Chief Executive Officer and a founder of the Company. Mr. Irwin also serves as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. Irwin has served with the Company since its inception. Prior to joining the Company, from June 2004 to July 2009, he was the President of RoadRunner Advertising, Inc., an advertising agency that he founded. Primary responsibilities included sales, marketing and creative oversight. From April 1996 to June 2004, Mr. Irwin was the President of UR Media Group, a collegiate marketing firm that he founded. Mr. Irwin has 14 years of experience in finance and accounting, in addition to earning a Masters in Business Administration from Loyola University of Maryland in 2003, and a Bachelor of Arts in Economics from St. Mary’s College of Maryland in 1992. As a result of Mr. Irwin’s experience with marketing and management of companies, the Board of Directors concluded that Mr. Irwin would be an excellent addition to the Board of Directors.

Involvement in Certain Legal Proceedings

None of our officers, directors, promoters or control persons has been involved in the past 10 years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)
Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in

(4)	Any type of business, securities or banking activities; or
(5)
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees; Audit Committee Financial Expert.

Our board does not have an Audit Committee or other committees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission and with any exchange on which the Company's securities are traded. Officers, directors and persons owning more than ten percent of such securities are required by Commission regulation to file with the Commission and furnish the Company with copies of all reports required under Section 16(a) of the Exchange Act. To our knowledge, based solely upon our review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2011, Section 16(a) filing requirements applicable to our officers and directors were not complied with.

Code of Ethics

We adopted a Code of Ethics on April 10, 2009 that applies to all of our employees, including our Chief Executive Officer and persons performing similar functions. Although not required, the Code of Ethics also applies to our Board. The Code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of the Code of Ethics to any person without charge, upon request. The request for a copy can be made in writing to Frozen Food Gift Group, Inc., 7825 Fay Avenue, Suite 200, La Jolla, CA 92037, Attention: Jonathan Irwin.

Changes in Nominating Procedures

None.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to the executive officer for services rendered to the Company in all capacities during the 2012 and 2011 fiscal years as shown in the following table.

SUMMARY COMPENSATION TABLE

Overview

The following is a discussion of our program for compensating our named executive officer and directors. Currently, we do not have a compensation committee, and as such, our Board of Directors is responsible for determining the compensation of our named executive officer.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our Chief Executive Officer and make recommendations with respect to the compensation of any other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officer consists primarily of base salary. The base salary we provide is intended to equitably compensate the named executive officer based upon his level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officer receives a base salary commensurate with his role and responsibility. The base salary and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and the executive’s performance for the prior year, as well as the executive’s experience, expertise and position. The base salary paid to our named executive officer in 2012 and 2011 are reflected in the Summary Compensation Table below.

Stock-Based Awards under the Equity Incentive Plan

We do not provide equity awards as a component of compensation.

Employment Agreements

The Company does not currently have any employment agreements.

Retirement Benefits

We have not adopted a tax-qualified employee savings and retirement plan.

Perquisites

Historically, we have not provided our named executive officer with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

The following table sets forth the compensation paid to our Chief Executive Officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Summary Compensation Table

The Company accrued or paid compensation to the executive officer for services rendered to the Company in all capacities during the 2012 and 2011 fiscal years as shown in the following table.

Name and Position	Year	Salary ($)(1)		Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jonathan Irwin	2012	120,000	(2)	-	-	-	120,000
Chief Executive Officer	2011	120,000	(3)				120,000
___________
(1)	The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2012 and 2011 fiscal years.
(2)
In 2012, Mr. Irwin received $42,000 in cash compensation and $78,000 of deferred compensation. Deferred compensation is to be paid to Mr. Irwin by January 1, 2014, in cash payments and/or shares of stock in the Company.

(3)
In 2011, Mr. Irwin received $24,500 in cash compensation and $95,500 of deferred compensation. Deferred compensation is to be paid to Mr. Irwin by January 1, 2014, in cash payments and/or shares of stock in the Company.

Outstanding equity awards at fiscal year end.

None.

COMPENSATION OF DIRECTORS

Director Compensation for year ending December 31, 2012

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Matthew Schissler	90,000	(2)	-	-	-	-	-	-
John Berkeridge, Jr.	-		-	-	-	-	-	-
Joseph Vicente (3)	-		-	-	-	-	-	-
Jonathan Irwin	-		-	-	-	-	-	-
____________
(1)	The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2012 fiscal year.
(2)
Mr. Schissler received no cash compensation and $90,000 of deferred compensation. Deferred compensation is to be paid to Mr. Schissler by January 1, 2014, in cash payments and/or shares of stock in the Company.

(3)
Mr. Vicente resigned from the Company’s board on January 26, 2012, for personal reasons. There was no disagreement with the Registrant on any matter in connection with his departure. Mr. Vicente did not serve on any of the Committees of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

We did not have a Compensation Committee during the year ended December 31, 2012. During the fiscal year ended December 31, 2012, none of our executive officers served on the Board of Directors of any entities whose directors or officers serve on our Board of Directors.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2012. During the fiscal year ended December 31, 2012, none of our executive officers served on the Board of Directors of any entities whose directors or officers serve on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2013 (unless otherwise indicated), certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 146,617,612 shares of our common stock issued and outstanding as of April 30, 2013.

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding common stock as of April 30, 2013 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Stock Class	Name/Address	Number of Shares	Percent
Officers and Directors
Common	Matthew L. Schissler, Chairman	46,592,000	31.8%
Common	Jonathan F. Irwin, CEO	46,592,000	31.8%
Common	John J. Berkeridge, Jr., Director	1,000,000	0.7%
Officers and Directors as a Group		94,184,000	64.3%

5% or More Shareholders
Common	ANP Industries, Inc. (2)	12,678,424	8.6%
Common	Tangiers Partners, LP (3)	12,168,108	8.3%
__________
* Less than 1% of the outstanding common stock.

(1) Except as noted above, the address for the above identified officer and directors of the Company is c/o Frozen Food Gift Group, Inc., 7825 Fay Avenue, Suite 200, La Jolla, California, 92037. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2013, are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 146,617,612 shares of common stock outstanding on April 30, 2013.
(2) Christian G. Davis has voting and investment power over ANP Industries, Inc..
(3) Michael Sobeck and Robert Papiri, the two principals of Tangiers Partners, LP, have voting and investment power over Tangiers Partners, LP.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 20,000,000,000 shares of common stock, $0.00001 par value per share. As of April 30, 2013, there were 146,617,612 outstanding shares of common stock with no preferred shares authorized, although the Company expects it will have 500,000,000 “blank check” preferred shares authorized on or about June 1, 2013.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

PLAN OF DISTRIBUTION

The selling stockholder has advised us that the sale or distribution of our common stock owned by the selling stockholder may be sold or transferred directly to purchasers by the selling stockholder as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling its shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us 90% of, or a 10% discount to, the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date.

In addition, Tangiers will receive up to 5% of the 50,000,000 shares being registered, or a maximum of 2,500,000 shares of our common stock, as a commitment fee. For the maximum advance amount of $200,000, the commitment fee would be 100,000 shares of our common stock. The commitment fee shares shall have piggyback registration rights. No fees have been paid to date, and there are no fees payable at the time of any put.

We will need to register an indeterminable number of shares of our common stock in order to obtain the full $5,000,000 available to us under the Securities Purchase Agreement. We are only registering 50,000,000 shares of our common stock under this registration statement, which means we could be required to file one or more additional registration statements if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 50,000,000 shares of our common stock registered under this registration statement we will be able to receive approximately $450,000 in net proceeds provided our stock price is at a $0.01 per share.

Tangiers was formed as a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder is registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholder to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,057, as well as retention of 5% of the net proceeds received under the Securities Purchase Agreement. The offering expenses are estimated as follows: an SEC registration fee of $57, accounting fees of $25,000 and legal fees of $25,000. We will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholder is subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this registration statement, the Company must file a post-effective amendment to the accompanying registration statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

LEGAL PROCEEDINGS

The Company is not a party to any litigation.

EXPERTS

Our financial statements included in this prospectus to the extent and for the fiscal year ended December 31, 2012 (as indicated in their reports) have been audited by David A. Aronson, CPA. P.A., and are included herein in reliance upon the authority as experts in giving said reports.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the Law Offices of Gary L. Blum and has been filed with the Registration Statement.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Frozen Food Gift Group, Inc., in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

FROZEN FOOD GIFT GROUP, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com

We have audited the accompanying balance sheet of Frozen Food Gift Group, Inc. (d/b/a Sendascoop.com), (A Development Stage Company) as of December 31, 2012, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended December 31, 2012 and 2011, and for the period from inception (January 2, 2009) to December 31, 2012.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frozen Food Gift Group, Inc. (d/b/a Sendascoop.com), (A Development Stage Company) as of December 31, 2012, and results of its operations and its cash flows for the years ended December 31, 2012 and 2011, and for the period from inception (January 2, 2009) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
February 22, 2013

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Balance Sheet
December 31, 2012

ASSETS

Current Assets:
Cash	$24,851
Prepaid expenses	1,133
Loan receivable - other	96,549
Total current assets	122,533

Equipment, net	1,513

Security deposits	750

$124,796

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$782,709
Customer deposits	45,000
Loans payable - stockholders	15,538
Convertible notes payable - net of unamortized discount	165,916
Loans payable - other	106,000
Total current liabilities	1,115,163

Non-current Liabilities
Derivative liability	322,167
Total non-current liabilities	322,167

Stockholders' (deficit):
Common stock, $0.00001 par value; 20,000,000,000 shares authorized,
129,017,612 issued and outstanding	1,290
Additional paid in capital	287,694
(Deficit) accumulated during development stage	(1,601,518)
(1,312,534)

$124,796

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2012 and 2011, and for the Period
From January 2, 2009 (Inception) to December 31, 2012

	From January 2, 2009 (Inception) to December 31, 2012	2012	2011

Revenue, net	$156,028	$3,406	$50,998
Cost of goods sold	88,421	4,293	40,649
Gross income	67,607	(887)	10,349

Expenses:
General and administrative expenses	94,117	17,329	23,123
Officer's compensation	495,000	120,000	120,000
Advertising and promotion	83,333	14,199	41,630
Director's fees	382,500	90,000	90,000
Professional fees	302,050	82,760	41,854
Rent	33,825	5,024	9,290
Telephone	12,622	3,463	5,152
	1,403,447	332,775	331,049

Net loss before other income and expenses	(1,335,840)	(333,662)	(320,700)

Other income and (expenses)
Derivative (expense)/income	(1,587)	(1,587)	-
Interest expense	(264,091)	(244,227)	(8,141)
Provision for income taxes	-	-	-
	(265,678)	(245,814)	(8,141)

Net (loss)/income	$(1,601,518)	(579,476)	$(328,841)

Loss per common share - Basic and fully diluted	$(0.01)	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	112,793,302	125,626,787	112,426,666

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from January 2, 2009 (Inception) to December 31, 2012

	Common Stock		Additional Paid in	Subscription	Accumulated Deficit During Development
	Shares	Amount	Capital	Receivable	Stage	Total
January 2, 2009 - Issuance of common
stock for services at $.00001 per share	99,184,000	$992	$-	$-	$-	$992
Shares issued for services at $0.05 per share	2,000,000	20	99,980	-	-	100,000
Net loss	-	-	-	-	(336,111)	(336,111)
Balance December 31, 2009	101,184,000	1,012	99,980	-	(336,111)	(235,119)

Shares issued for services at $0.00001 per share	11,242,666	112	-	-	-	112
Net loss	-	-	-	-	(357,090)	(357,090)
Balance December 31, 2010	112,426,666	1,124	99,980	-	(693,201)	(592,097)

Shares issued for services at $0.05 per share	30,000	-	1,500	-	-	1,500
Net loss				-	(328,841)	(328,841)
Balance December 31, 2011	112,456,666	1,124	101,480	-	(1,022,042)	(919,438)

Shares issued for cash at $0.0055 per share
per share	9,118,108	91	49,909	-	-	50,000
Shares issued for services at $0.0055
per share	2,022,014	20	11,101	-	-	11,121
Shares issued for services at $0.0055
per share	1,268,544	13	6,964	-	-	6,977
Shares issued for services at $0.0055
per share	266,252	3	1,461	-	-	1,464
Shares issued for cash at $0.0292
per share	2,564,822	26	74,974	(25,000)	-	50,000
Shares issued for services at $0.0292
per share	311,316	3	9,087	-	-	9,090
Shares issued for partial conversion of loan at
$0.01 per share	625,000	6	6,244	-	-	6,250
Conversion feature liability being reclassified to
equity upon partial conversion of note payable	-	-	15,238	-	-	15,238
Shares issued for services at $0.0292
per share	233,721	2	6,823	-	-	6,825
Shares issued for services at $0.0292
per share	58,172	1	1,698	-	-	1,699
Shares issued for services at $0.0292
per share	15,512	-	453	-	-	453
Shares issued for services at $0.0292
per share	77,485	1	2,262	-	-	2,263
Payment of subscription receivable	-	-	-	25,000	-	25,000
Net loss	-	-	-		(579,476)	(579,476)
Balance December 31, 2012	129,017,612	$1,290	$287,694	$-	$(1,601,518)	$(1,312,534)

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2012 and 2011, and for the Period
From January 2, 2009 (Inception) to December 31, 2012

	From January 2, 2009 (Inception) to December 31, 2012	2012	2011

Cash flows from operating activities:
Net loss	$(1,601,518)	$(579,476)	$(328,841)
Adjustments to reconcile net loss to net cash used
by operating activities:
Derivative expense	(103,124)	(103,124)	-
Depreciation expense	1,737	650	650
Prepaid expenses	(1,133)	2,637	(87)
Security deposits	(750)	(750)	-
Accounts payable and accrued expenses	782,709	161,626	193,481
Customer deposits	45,000	-	45,000
Derivative liability	322,167	322,167	-
Common stock issued for services	142,496	39,892	1,500
Net cash (used by) operating activities	(412,416)	(156,378)	(88,297)

Cash flows from investing activities:
Purchase of equipment	(3,250)	-	-
Net cash provided by investing activities	(3,250)	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	131,250	131,250	-
Proceeds from issuance of convertible notes payable	269,040	269,040	-
Capitalized derivative costs upon conversion	15,238	15,238	-
Loans receivable - other	(96,549)	(96,549)	-
Stockholders' loans	15,538	(30,000)	13,138
Loans payable - other	106,000	(108,290)	74,290
Net cash provided by financing activities	440,517	180,689	87,428

Net increase in cash	24,851	24,311	(869)
Cash at beginning of period	-	540	1,409
Cash at end of period	$24,851	$24,851	$540

Supplemental cash flow information:
Cash paid during the period for:
Interest	$21,352	$8,518	$6,500
Income taxes	$-	$-	$-

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was created on January 2, 2009 and was incorporated in the state of Delaware later that year.  The Company is in the development stage.  The Company sells ice cream and related frozen products on the internet.

Revenue Recognition
In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable and accrued expenses.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share
The Company calculates net income (loss) per share based on the authoritative guidance.  Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation (continued)
Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Fair Value of Financial Instruments
The carrying amount of the Company’s financial instruments, which principally include cash, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.  The fair value assessment of the Company’s convertible notes payable and other loans payable are estimated based on recent negotiations between the Company and certain lenders.  The assessment is considered to be a Level 3 assessment.  The Company’s assessment of fair value for its outstanding convertible notes payable and other loans payable approximates the debts respective carrying values.

Financial Accounting Standards Board (or FASB) Accounting Standards Codification (or ASC) 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)
The Company’s recurring fair value measurements of financial assets and liabilities are disclosed in “Note 7 - Fair Value Measurements” below.

Derivative Liability
The conversion features embedded in the outstanding convertible notes payable are separately accounted for as a derivative liability in accordance with ASC 815-15, Embedded Derivative.  This is because the number of shares that may be acquired upon conversion is indeterminable as the conversion rates are expressed as a percentage discount to the current fair value of common stock at the time of conversion.  Derivative liabilities are valued when the host instruments (notes payable) are initially issued and are also revalued at each reporting date, with the change in the respective fair values being recorded as interest expense or interest income in the statements of operations.

Recent Pronouncements
Effective January 1, 2012, we adopted ASU 2011-05, "Presentation of Comprehensive Income", which (i) eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders' equity and (ii) requires the presentation of each component of net income and each component of other comprehensive income either in a single continuous statement or in two separate but consecutive statements.  The adoption of ASU-2011-05 did not have a material impact on our financials statements.

Effective January 1, 2012, we adopted ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS)", which amends ASC 820, "Fair Value Measurement".  ASU 2011-04 provides common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards and improves the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS.  ASU 2011-04 is effective for entities prospectively for interim and annual periods beginning after December 15, 2011.  The adoption of ASU 2011-04 did not have a material impact on our financial statements.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 2. LOANS PAYBLE - STOCKHOLDERS

Matthew L. Schissler, the Company’s Chairman of the Board, loaned the Company $-0- and $-0- during the fiscal years ended December 31, 2012 and  2011, respectively.  At December 31, 2012, the loan balance was $10,400.  The loan bears no interest and is due on demand.

Jonathan F. Irwin, the Company’s Chief Executive Officer, loaned the Company $1,000 and $13,138 during the fiscal years ended December 31, 2012 and 2011, respectively.  At December 31, 2012, the loan balance was $5,138.  The loan bears no interest and is due on demand.

Note 3. CONVERTIBLE NOTES PAYABLE

On June 5, 2012, the Company retired a non-interest bearing note payable due to a stockholder of the Company in the principal amount of $100,290 by replacing the note with a convertible note payable.  Terms of the replacement convertible note are as follows:  principal balance of $100,290, maturity date of June 5, 2013, interest accrues at the rate of 7% per annum, and principal is convertible into shares of common stock at a conversion rate equal to the lesser of (i) $0.01 per share, or (ii) 50% of the current market price of common stock, as defined in the agreement.

Upon default, which includes but is not limited to, the Company not being able to deliver common shares upon conversion, the debt holder can put the principal back to the company at the greater of (i) the principal amount due, or (ii) an amount equal to the product of the number of share that would be received upon conversion times the current fair value of the common stock, as defined.  Also, upon default, interest accrues at the rate of 18% per annum.

On June 8, 2012, the stockholder converted $6,250 of principal into 625,000 shares of common stock. After the conversion, outstanding principal due the stockholder was $94,040.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 3. CONVERTIBLE NOTES PAYABLE (continued)

The Company is accounting for the conversion feature as a separate derivative liability under ASC 815.  As such, the Company will carry the conversion feature liability at fair value on the balance sheet.  The Company determined the fair value of the conversion feature as of June 5, 2012 and also as of the year ended December 31, 2012.  The fair value took into consideration the look-back provision and was determined pursuant to the guidance provided by ASC 718-50-55-24, which required the Company to use a combination of the fair value of a share of common stock and a share’s put and call value determined using an option valuation model.  To determine the put and call values, the Company used the Black-Scholes option valuation model using the following inputs:  the fair value of share of common stock of $0.0292, exercise price of $0.01 per share, remaining contractual term (1 year as of June 5, 2012), volatility of approximately 59%, and a risk-free interest rate of approximately 0.2%.  To determine the fair value of a share of common stock, the Company used the last trading price that took place on April 30, 2012 for which shares of common stock were sold.  Volatility was determined by using a peer group of public companies, and the Company used US treasuries with a similar a contractual term to determine the risk-free interest rate.

The conversion feature was fair valued at $244,522 at June 5, 2012 and $228,036 at December 31, 2012.  The fair value at December 31, 2012 took into consideration the $6,250 of principal conversion, which resulted in $15,238 of conversion feature liability being reclassified to equity.  The change in fair value of the conversion liability is being recorded through operating results.  During the year ended December 31, 2012, the Company recognized other income of $5 related to the change in fair value of the conversion feature.

When recording the conversion feature liability at June 5, 2012, the Company recognized a 100% debt discount on the note payable of $100,290 and interest expense of $144,232.  The debt discount is being accreted to interest expense using the straight-line method over the one-year contractual term of the debt.  The June 8, 2012 principal conversion resulted in the accelerated accretion of $6,250.  During the year ended December 31, 2012, the Company also recognized in the normal course accretion of $45,208.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 3. CONVERTIBLE NOTES PAYABLE (continued)

On August 27, 2012, the Company issued a convertible note to a stockholder of the Company in the principal amount of $12,500.  Terms of the note are as follows:  principal balance of $12,500, maturity date of March 3, 2013, interest accrues at the rate of 10% per annum, and principal is convertible into shares of common stock at a conversion rate equal to the 50% of the lowest trading price during the 20 consecutive trading days prior to conversion, as defined in the agreement.

Upon default, which includes but is not limited to, the Company not being able to deliver common shares upon conversion, the debt holder can put the principal back to the company at the greater of (i) the principal amount due, or (ii) an amount equal to the product of the number of share that would be received upon conversion times the current fair value of the common stock, as defined.  Also, upon default, interest accrues at the rate of 18% per annum.

The conversion feature was fair valued at $12,500 at August 27, 2012 and $12,818 at December 31, 2012. The change in fair value of the conversion liability is being recorded through operating results.  For the yea ended December 31, 2012, the Company recognized other expense of $438 related to the change in fair value of the conversion feature.

On September 19, 2012, the Company issued a convertible note to a stockholder of the Company in the principal amount of $12,500.  Terms of the note are as follows:  principal balance of $12,500, maturity date of December 19, 2012, interest accrues at the rate of 10% per annum, principal is convertible into shares of common stock at a conversion rate equal to the 50% of the lowest trading price during the 20 consecutive trading days prior to conversion, as defined in the agreement.

Upon default, which includes but is not limited to, the Company not being able to deliver common shares upon conversion, the debt holder can put the principal back to the company at the greater of (i) the principal amount due, or (ii) an amount equal to the product of the number of share that would be received upon conversion times the current fair value of the common stock, as defined.  Also, upon default, interest accrues at the rate of 18% per annum.

The conversion feature was fair valued at $12,500 at September 19, 2012 and $12,857 at December 31, 2012. The change in fair value of the conversion liability is being recorded through operating results.  For the year ended December 31, 2012, the Company recognized other expense of $357 related to the change in fair value of the conversion feature.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 3. CONVERTIBLE NOTES PAYABLE (continued)

On November 7, 2012, the Company issued a convertible note in the principal amount of $50,000.  Terms of the note are as follows:  principal balance of $50,000, maturity date of November 7, 2013, interest accrues at the rate of 10% per annum, principal is convertible into shares of common stock at a conversion rate equal to the 70% of the lowest trading price during the 20 consecutive trading days prior to conversion, as defined in the agreement.

Upon default, which includes but is not limited to, the Company not being able to deliver common shares upon conversion, the debt holder can put the principal back to the company at the greater of (i) the principal amount due, or (ii) an amount equal to the product of the number of share that would be received upon conversion times the current fair value of the common stock, as defined.

The conversion feature was fair valued at $21,429 at November 7, 2012 and $21,750 at December 31, 2012. The change in fair value of the conversion liability is being recorded through operating results.  For the year ended December 31, 2012, the Company recognized other expense of $321 related to the change in fair value of the conversion feature.

On November 21, 2012, the Company issued a convertible note in the principal amount of $67,000.  Terms of the note are as follows:  principal balance of $67,000, maturity date of November 21, 2013, interest accrues at the rate of 10% per annum, principal is convertible into shares of common stock at a conversion rate equal to the 70% of the lowest trading price during the 20 consecutive trading days prior to conversion, as defined in the agreement.

Upon default, which includes but is not limited to, the Company not being able to deliver common shares upon conversion, the debt holder can put the principal back to the company at the greater of (i) the principal amount due, or (ii) an amount equal to the product of the number of share that would be received upon conversion times the current fair value of the common stock, as defined.

The conversion feature was fair valued at $28,714 at November 21, 2012 and $29,033 at December 31, 2012. The change in fair value of the conversion liability is being recorded through operating results.  For the year ended December 31, 2012, the Company recognized other expense of $319 related to the change in fair value of the conversion feature.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 3. CONVERTIBLE NOTES PAYABLE (continued)

On November 21, 2012, the Company issued a convertible note in the principal amount of $33,000.  Terms of the note are as follows:  principal balance of $33,000, maturity date of November 21, 2013, interest accrues at the rate of 10% per annum, principal is convertible into shares of common stock at a conversion rate equal to the 70% of the lowest trading price during the 20 consecutive trading days prior to conversion, as defined in the agreement.

Upon default, which includes but is not limited to, the Company not being able to deliver common shares upon conversion, the debt holder can put the principal back to the company at the greater of (i) the principal amount due, or (ii) an amount equal to the product of the number of share that would be received upon conversion times the current fair value of the common stock, as defined.

The conversion feature was fair valued at $14,143 at November 32, 2012 and $14,300 at December 31, 2012. The change in fair value of the conversion liability is being recorded through operating results.  For the year ended December 31, 2012, the Company recognized other expense of $157 related to the change in fair value of the conversion feature.

Note 4. LOANS PAYABLE - OTHER

At December 31, 2012 the Company was indebted to an unrelated third party in the amount of $75,000.  The loan has a stated interest rate of 14.40% for the entire term of the loan.  Principal and all accrued interest are due in December 2013.  Interest expense for the year 2012 was $2,700.

At December 31, 2012 the Company was indebted to an unrelated third party in the amount of $4,000 The loan bears no interest and is due on demand.

At December 31, 2012 the Company was indebted to an unrelated third party in the amounts of $27,000.  The loan bears interest at 34% per annum and is due in February 2013.  The loan required that all interest be paid at the inception date of the loan and the principal be paid when the loan comes due.  Interest expense for the notes in 2012 was $2,716.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 5. STOCKHOLDERS' (DEFICIT)

At inception, the Company issued 99,184,000 shares of its common stock for costs and services related to its organization aggregating $992, which approximates the fair market value of the costs and services provided.  Accordingly, the Company has recorded a charge to operations of $992 during the period ended December 31, 2009.

During August 2009 the Company entered into an agreement with two individuals for consulting services in exchange for the issuance of 2,000,000 shares of common stock.  The shares were valued at their fair market value of $100,000 and the value was charged to operations as general and administrative expenses.

In July 2010 the Company issued 11,242,666 shares of its common stock for consulting services at par value $0.00001.  The shares were valued at their fair market value of $112 and the value was charged to operations as general and administrative expenses.

In September 2011 the Company issued 30,000 shares of its common stock for consulting services at $0.05.  The shares were valued at their fair market value of $1,500 and the value was charged to operations as general and administrative expenses.

In February 2012, the Company issued 9,118,108 shares of its common stock for cash at $0.0055 per share (or $50,000).

In March 2012, the Company issued 2,022,014 shares of its common stock for consulting services at $0.0055 per share.  The shares were valued at their fair market value of $11,121 and the value was charged to operations as professional fees.

In April 2012, as per the terms of an antidilutive clause in a consulting agreement, the Company issued 1,268,544 shares of its common stock for consulting services at $0.0055 per share.  The shares were valued at their fair market value of $6,977 and the value was charged to operations as professional fees.  (See note 9)

In April 2012, as per the terms of an antidilutive clause in a private placement, the Company issued 266,252 shares of its common stock for consulting services at $0.0055 per share.  The shares were valued at their fair market value of $1,464 and the value was charged to operations as professional fees.  (See note 9)

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 5. STOCKHOLDERS' (DEFICIT) (continued)

In June 2012, as per the terms of an antidilutive clause in a private placement, the Company issued 2,564,822 shares of its common stock for consulting services at $0.0292 per share.  The shares were valued at their fair market value of $50,000 and the value was charged to operations as professional fees.  (See note 9)

In June 2012, as per the terms of an antidilutive clause in a consulting agreement, the Company issued 311,316 shares of its common stock for consulting services at $0.0292 per share.  The shares were valued at their fair market value of $9,090 and the value was charged to operations as professional fees.  (See note 9)

In June 2012, the Company issued 625,000 shares of its common stock upon the partial conversion of a convertible note payable.  The shares were valued at their conversion price of $0.01 per share (or $6,250).  Additionally, upon conversion the conversion feature liability of $15,238 was reclassified to additional paid-in capital.  (See Note 3)

In June 2012, as per the terms of an antidilutive clause in a private placement, the Company issued 233,721 shares of its common stock for consulting services at $0.0292 per share.  The shares were valued at their fair market value of $6,825 and the value was charged to operations as professional fees.  (See note 9)

In June 2012, as per the terms of an antidilutive clause in a private placement, the Company issued 58,172 shares of its common stock for consulting services at $0.0292 per share.  The shares were valued at their fair market value of $1,699 and the value was charged to operations as professional fees.  (See note 9)

In June 2012, as per the terms of an antidilutive clause in a private placement, the Company issued 15,512 shares of its common stock for consulting services at $0.0292 per share.  The shares were valued at their fair market value of $453 and the value was charged to operations as professional fees.  (See note 9)

In June 2012, as per the terms of an antidilutive clause in a consulting agreement, the Company issued 77,485 shares of its common stock for consulting services at $0.0292 per share.  The shares were valued at their fair market value of $2,263 and the value was charged to operations as professional fees.  (See note 9)

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 6. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the year ended December 31, 2012.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	34%
Effect of operating losses	(34	) %
	0%

As of December 31, 2012, the Company has a net operating loss carryforward of approximately $1,600,000.  This loss will be available to offset future taxable income.  If not used, this carryforward loss will begin to expire in 2029.  The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2012.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the accrual of officers' compensation.

Note 7. FAIR VALUE MEASUREMENTS

The following table represents the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012.

	Level 1	Level 2	Level 3	Total

Derivative liability - conversion features	$-	$-	$322,167	$322,167

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 7. FAIR VALUE MEASUREMENTS (continued)

The following table includes a rollforward of amounts for the year ended December 31, 2012 for liabilities classified within Level 3.

Level 3

Derivative liability - December 31, 2011	$-

Issuance of host instruments (notes payable) and separate recognition of embedded conversion features	336,466

Reclassification of equity upon conversion of debt	(15,238)

Recording of conversion feature liability for accrued interest	1,810

Change in fair value conversion feature liability	(871)

Derivative liability - December 31, 2012	$322,167

During 2012, the Company issued notes payable that contain conversion features that are being accounted for as separate derivative liabilities in accordance with ASC 815-15, Embedded Derivatives.  Of the Convertible notes payable issued and outstanding, convertible notes payable with an initial face amount of $175,000 contain a conversion feature that allows the lender to convert their notes into shares of common stock at a discount ranging from 50% to 70% of the stock's then current fair value.  As interest expense accrues, the interest accrual may also be converted into shares of common stock at the same discounted rate.

Of the convertible notes payable issued, a convertible note payable with an initial face amount of $100,920 contains a conversion feature that allows the lender to convert the note into shares of common stock at a conversion rate equal to 50% of the stock’s then current fair value, but the conversion rate cannot exceed $0.01 (a look-back provision).  During 2012, the lender converted $6,250 of principal into shares of common stock, resulting in $15,238 of derivative liability being reclassified from liabilities to equity.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 7. FAIR VALUE MEASUREMENTS (continued)

The Company values the embedded conversion features that do not have a look-back provision by determining the additional value the lender would receive as if the lender converted their notes payable and accrued interest into shares of common stock.  This determination is equal to the value of the inherent beneficial conversion feature for the amount of debt and accrued interest that is outstanding at the time of determination.

For embedded conversion features that contain a look-back provision, the Company determines the fair value of the conversion feature in the same manner as above, but also includes in the fair value determination the value of the added look-back provision, which equal to the value of a call and a put option determined in accordance with ASC 718-50-55, Employee Share Purchase Plans - Implementation Guidance and Illustrations.  The Company uses a Black-Scholes model to compute the call and put option values.  Inputs into the Black-Scholes model are: remaining term of the conversion right, volatility, exercise price, underlying stock value, and risk-free interest rate.  The term used is equal to the remaining term of the debt.   The Company uses a peer group to compute volatility, which ranged between 59% and 68% during 2012.  Exercise price is equal to the floor conversion price of $0.01 per share.  The Company uses the most recent price stock sold for as an estimate for the underlying stock value.  The risk-free interest rate is based on interest rates paid by the U.S. government on its securities with maturities similar to the remaining term of the convertible note payable.

Note 8. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to December 31, 2012, the Company incurred a net loss of approximately $1,602,000.  In addition, the Company has no significant assets and limited revenues.

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 8. BASIS OF REPORTING (continued)

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 9. COMMITMENTS

In July 2012 the Company entered into a nine month lease for its corporate offices.  The agreement required the Company to make minimum monthly lease payments plus its pro-rata share of operating expenses.  The lease terminates in March 2013 whereupon the Company has the option to extend the lease in six month increments.

Rent expense for the year ended December 31, 2012 was $4,525.

In February 2012, the Company entered into an agreement to sell, on a non-dilutive basis, 9,108,118 common shares, representing 7.5% of the Company's then outstanding common shares, for $50,000 (or approximately $0.055 per share) to an unrelated third party.  The shares sold are restricted and have the option to be converted into preferred shares on a one for one basis for a five year term.  At this time the Company has not yet established this preferred class of stock.

As a result of this issuance, the Company, under the terms of a consulting agreement dated July 2010, is obligated to issue an additional 1,932,805 shares of its common stock to a third party consultant (see notes 5 and 7) in order for that party to maintain its 9.99% ownership in the Company.  At the same instant, the Company will also be required to issue an additional 3,477,150 shares of its common shares to the entity that acquired a 7.5% stake in the Company (see above).

Frozen Food Gift Group, Inc.
d/b/a Sendascoop.com
(A Development Stage Company)
Notes to Financial Statements
December 31, 2012 and 2011

Note 10. SUBSEQUENT EVENT

As filed on Form 8-K on February 28, 2013, on February 22, 2013, the Company entered into a Stock Purchase Agreement with all of the stockholders  (“Stockholders”) of Miami Ice Machine Company, Inc. (“Mimco”) whereby the Company purchased all of the outstanding shares of Mimco from the Stockholders, making Mimco a wholly-owned subsidiary of the Company.  Pursuant to the Agreement, the Company shall issue to the Stockholders a total of $880,000 of restricted Company common stock in exchange for all Mimco shares.  If, at any time during the two year period from the closing date of February 22, 2013, the average closing price of Company common stock as listed on the OTCBB falls lower than twenty percent  (20%) of the share valuation of $0.05 for at least twenty consecutive days, then the Company shall promptly issue to the Stockholders that number of additional shares such that the Shareholders receive a total amount of shares (including those originally issued at the February 22, 2013 closing) that equal the $880,000 purchase price.  Further, the Stockholders are entitled to an additional $280,000 of Company securities if, for either the year ending 2013 or the year 2014, the annual revenues of the Mimco business in the South Florida territory (defined as Dade, Broward, Palm Beach, Martin, Monroe, Collier and Lee counties, and the Caribbean islands excluding any Central American or South American sovereign nations), exceeds $1,000,000 in revenue.  The Agreement includes customary representations, warranties and covenants.

50,000,000 Shares of Common Stock

FROZEN FOOD GIFT GROUP, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is _________, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$57
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	25,000
Total	$50,057

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past four years the Company has had the following unregistered sales of its securities:

2013

In February 2013, we privately issued 17,600,000 restricted shares of our common stock to the owners of Miami Ice Machine Company, Inc., in exchange for all of its outstanding shares, making it a wholly-owned subsidiary of the Company. These shares represent 12% of the Company’s outstanding capital stock, calculated after issuance.

2012

In February 2012, we privately issued 9,118,108 restricted shares of our common stock to Tangiers Partners, LP, in exchange for the sum of $50,000, paid in cash. These shares represent 7.5% of the Company’s outstanding capital stock, calculated after issuance.

In May 2012, we privately issued 1,447,000 shares of our common stock to ANP Industries, Inc., as compensation and retainer for business consulting services rendered and further follow on services extending to July of 2012.

In May 2012, we privately issued 3,050,000 shares of our common stock to Tangiers Partners, LP, in exchange for the sum of $75,000, paid in cash. These shares represent 2% of the Company’s outstanding capital stock, calculated after issuance.

In June 2012, we privately issued 625,000 shares of our common stock to Tangiers Partners, LP in accordance with a convertible Exchange Note. The purchase price was $.01 per share with a total value of $6,250 in stock.

2011

In July 2011, we privately issued 30,000 shares of our common shares to Joseph Schmedding for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $1,500.

2010

In July 2010, we privately issued 11,231,424 shares of our common shares to ANP Industries, Inc., as compensation and retainer for business consulting services rendered and further follow on services extending to July of 2012. The total value of the shares on the date of issuance was $112.42 (based on a value of $.00001 per share).

In July 2010, we privately issued 11,242 shares of our common shares to Judd Handler as partial compensation for sales and marketing services provided under an Independent Contractor agreement. The total value of the shares on the date of issuance was less than $1 (based on a value of $.00001 per share).

2009

In July 2009, we privately issued 950,000 shares of our common shares to Joseph Masters for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $47,500.

In July 2009, we privately issued 950,000 shares of our common shares to Phillip Nagele for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $47,500.

In July 2009, we privately issued 100,000 shares of our common shares to Jack Gruber for compensation from an Independent Contractor Agreement. The total value of the shares on the date of issuance was $5,000.

In November 2009, we privately issued 40,000,000 shares of our common shares to Matthew L. Schissler for compensation for his role as the Company’s Chairman. The total value of the shares on the date of issuance was $400.

In November 2009, we privately issued 40,000,000 shares of our common shares to Jonathan F. Irwin for compensation for his role as the Company’s Chief Executive Officer. The total value of the shares on the date of issuance was $400.

In December 2009, we privately issued 6,592,000 shares of our common shares to Matthew L. Schissler for compensation for his role as the Company’s Chairman. The total value of the shares on the date of issuance was $66.

In December 2009, we privately issued 6,592,000 shares of our common shares to Jonathan F. Irwin for compensation for his role as the Company’s Chief Executive Officer. The total value of the shares on the date of issuance was $65.92.

In December 2009, we privately issued 5,000,000 shares of our common shares to Joseph Vicente for compensation for his role as a director of the Company. The total value of the shares on the date of issuance was $50.

In December 2009, we privately issued 1,000,000 shares of our common shares to John J. Berkeridge, Jr., for compensation for his role as a director of the Company. The total value of the shares on the date of issuance was $10.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 16. EXHIBITS

The following documents are filed as a part of this report or incorporated herein by reference:

Exhibit No.	Description

2.0	Form of Common Stock Share Certificate of Frozen Food Gift Group, Inc. (1)

3.0	Articles of Incorporation of Frozen Food Gift Group, Inc. (2)

3.1	Amendment to Articles of Incorporation (2)

3.2	Bylaws of Frozen Food Gift Group, Inc. (2)

5.1	Attorney Opinion*

10.1	Independent Contractor Agreement with Phillip Nagele and Joseph Masters dated July 31, 2009 (2)

10.2	Commercial Lease Agreement by and between Winaway International, Inc. and Frozen Food Gift Group, Inc., dated October 26, 2009 (3)

10.3	Commercial Lease Agreement between McCleary Maritime Properties, LLC and Frozen Food Gift Group, Inc., dated September 23, 2010 (9)

10.4	Pre-Incorporation Agreement between the Founders of Frozen Food Gift Group, Inc. dated January 2, 2009 (3)

10.5	Independent Contractor Agreement with Judd Handler dated January 8, 2010 (3)

10.6	Addendum to NEWCO Ice Cream Independent Contractor Agreement, dated July 31, 2009 (4)

10.7	Letter Agreement with ANP Industries, Inc. dated July 7, 2010 (4)

10.8	Independent Contractor Agreement with Joseph Schmedding dated April 1, 2011 (7)

10.9	Resignation of Director from Company’s Board (5)

10.10	Private Issuance of Common Shares (6)

10.11	Promissory Note issued to Tangiers Investors, LP, dated July 1, 2011 (7)

10.12	Securities Purchase Agreement with Tangiers Investors, LP, dated September 15, 2011 (11)

10.13	Registration Rights Agreement with Tangiers Investors, LP, dated September 15, 2011 (11)

10.14	Addendum to Securities Purchase Agreement with Tangiers Investors, LP, dated September 15, 2011 (11)

10.15	Stock Purchase and Non Dilution of Stock Interest Agreement with Tangiers Investors, LP, dated February 16, 2012 (6, 11)

10.16	Option to Convert Common Stock into Preferred Stock at Future Date with Tangiers Investors, LP, dated February 16, 2012 (6, 11)

10.17	Stock Purchase and Non Dilution of Stock Interest Agreement with Tangiers Investors, LP, dated April 30, 2012 (11)

10.18	Independent Contractor Agreement with Tangiers Investors, LP, dated April 30, 2012 (11)

10.19	Exchange Agreement with Tangiers Investors, LP, dated June 5, 2012 (11)

10.20	7% Convertible Note issued to Tangiers Investors, LP, dated June 5, 2012 (11)

10.21	Notice of Conversion, Tangiers Investors, LP, dated June 8, 2012 (11)

10.22	10% Convertible Note issued to Brent Coetzee, dated November 7, 2012 (10, 11)

10.23	10% Convertible Note issued to Jeffrey Saltzman, dated November 21, 2012 (10, 11)

10.24	10% Convertible Note issued to Daniel Kaplan, dated November 21, 2012 (10, 11)

10.25	Stock Purchase Agreement with Miami Ice Machine Company, Inc., dated February 22, 2013 (11)

10.26	10% Convertible Note issued to Tangiers Investors, LP, dated February 25, 2013 (11)

10.27	Note Purchase Agreement with Tangiers Investors, LP, dated February 25, 2013 (11)

10.28	Assignment Agreement with JMJ Financial and Long Side Ventures, LLC, dated February 28, 2013 (11)

10.29	12% Convertible Note issued to Long Side Ventures, LLC, dated February 28, 2013 (11)

10.30	Assignment Agreement with Tangiers Investors, LP, and Taconic Group, LLC, dated March 6, 2013 (11)

10.31	12% Convertible Note issued to Taconic Group, LLC, dated March 6, 2013 (11)

10.32	Assignment Agreement with Tangiers Investors, LP, and Taconic Group, LLC, dated March 6, 2013 (11)

10.33	12% Convertible Note issued to Taconic Group, LLC, dated March 6, 2013 (11)

14.0	Code of Ethics (2)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Law Offices of Gary L. Blum (included in Exhibit 5.1)*

24.1	Powers Of Attorney (included in the signature pages to this registration statement)
________
* Filed herewith
(1)	Previously filed on Form 10-K on March 30, 2012.
(2)	Previously filed on Form S-1 on March 11, 2010.
(3)	Previously filed on Form S-1 on May 14, 2010.
(4)	Previously filed on Form S-1 on June 3, 2011.
(5)	Previously filed on Form 8-K on January 31, 2012.
(6)	Previously filed on Form 8-K on February 20, 2012.
(7)	Previously filed on Form 10-Q on November 18, 2011.
(8)	Previously filed on Form 10-Q on May 14, 2012.
(9)	Previously filed on Form S-1 on January 21, 2011.
(10)	Previously filed on Form 8-K on November 29, 2012.
(11)	Previously filed on Form 10-K on April 15, 2013.

ITEM 17. UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the May 8, 2013.

FROZEN FOOD GIFT GROUP, INC.

Date: May 8, 2013	By:	/s/ Jonathan Irwin
Jonathan Irwin
Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Jonathan Irwin as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Jonathan Irwin	Director, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer	May 8, 2013
Jonathan Irwin

/s/ Matthew L. Schissler	Chairman	May 8, 2013
Matthew L. Schissler

/s/ John Berkeridge, Jr.	Director	May 8, 2013
John Berkeridge, Jr.